Exhibit 10.33

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of March 7, 2014 (this “Amendment Agreement”), by and among Rentech Nitrogen Partners, L.P., a Delaware limited partnership (“Partnership”), Rentech Nitrogen Finance Corporation, a Delaware corporation (“RNFC” and, collectively together with Partnership, the “Borrowers”), the Subsidiary Guarantors (capitalized terms used but not defined herein have the meanings assigned thereto in the Existing Credit Agreement (as defined below)) party hereto, the Lenders party hereto and Credit Suisse AG, Cayman Islands Branch, as Agent for the Lenders.

A. Reference is hereby made to that certain Credit Agreement, entered into as of April 12, 2013 (the “Existing Credit Agreement”), by and among the Borrowers, the Credit Parties listed on the signature pages thereto and each other Person party thereto from time to time that is designated as a “Credit Party”, the Lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as Agent for the Lenders.

B. the Borrowers, the Subsidiary Guarantors, the Agent and the Lenders constituting the Required Lenders under the Existing Credit Agreement desire to amend the Existing Credit Agreement as provided herein (as so amended and otherwise modified, the “Amended Credit Agreement”).

C. The Borrowers and the Subsidiary Guarantors are party to one or more of the Collateral Documents, pursuant to which, among other things, the Borrowers and the Subsidiary Guarantors guaranteed the Obligations of the Borrowers under the Existing Credit Agreement and provided security therefor.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS

SECTION 1.01. Amendments. Effective as of the First Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a) Section 2.2(c) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

“(c) after giving effect thereto, (i) in the case of any Loan funded or Letter of Credit Obligation incurred on or after the First Amendment Effective Date and prior to the 2014 First Quarter Test End Date, the Fixed Charge Coverage Ratio would not exceed 2.00 to 1.00, (ii) in the case of any Loan funded or Letter of Credit Obligation incurred on or after the 2014 First Quarter Test End Date and prior to the 2014 Test End Date, the Fixed Charge Coverage Ratio would not exceed 2.25 to 1.00 or (iii) in the case of any Loan funded or Letter of Credit Obligation incurred on or after the 2014 Test End Date, the Secured Leverage Ratio would exceed 3.75 to 1.00, in each case as of the most recently completed period of four fiscal quarters for which the financial statements and certificates required by Sections 4.1(a) or 4.1(b), as the case may be, and Section 4.2(b) have been delivered, on a pro forma basis; or”

(b) Section 6.1 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

“ 6.1 So long as the aggregate amount of Revolving Loans and Letters of Credit (whether or not drawn, but excluding any amount of such Letters of Credit that has been cash collateralized) outstanding at any one time during that Fiscal Quarter exceeded 15% of the Revolving Credit Commitment, (A) as of the end of the Fiscal Quarter ending on March 31, 2014, the Credit Parties shall not permit the Fixed Charge Coverage Ratio to be less than 2.00 to 1.00, (B) as of the end of the Fiscal Quarters ending on June 30, 2014, September 30, 2014 and December 31, 2014, respectively, the Credit Parties shall not permit the Fixed Charge Coverage Ratio to be less than 2.25 to 1.00 and (C) as of the end of any Fiscal Quarter ending on or after March 31, 2015, the Credit Parties shall not permit the Secured Leverage Ratio to be greater than 3.75 to 1.0 as of the end of that Fiscal Quarter.”

(c) Section 11.1 of the Existing Credit Agreement is amended by adding the following definitions:

““First Amendment Effective Date” means March 7, 2014.

““2014 First Quarter Test End Date” means the earlier of May 15, 2014 and the date upon which financial statements and certificates required by required by Section 4.1(b) and Section 4.2(b) for the Fiscal Quarter ending on March 31, 2014 have been delivered.

““2014 Test End Date” means the earlier of March 15, 2015 and the date upon which financial statements and certificates required by required by Section 4.1(a) and Section 4.2(b) for the Fiscal Year ending on December 31, 2014 have been delivered.

(d) Section 11.1 of the Existing Credit Agreement is further amended by replacing the definition of “Payment Conditions” in its entirety with the following:

““Payment Conditions” means that at the time of each action or proposed action and immediately after giving effect thereto:

(i) (A) the Secured Leverage Ratio is not greater than 3.75 to 1.0 as of the most recently completed period of four fiscal quarters for which financial statements and certificates required by Sections 4.1(a) or 4.1(b), as the case may be, and Section 4.2(b) have been delivered, on a pro forma basis and (B) Borrowers have not less than $8,750,000 of Availability on a pro forma basis; or

(ii) for purposes of Section 5.11(a) during the period commencing on the First Amendment Effective Date through the date immediately preceding the 2014 Test End Date, if the Payment Conditions set forth in clause (i) above are not met, (A) (x) if satisfaction of the Payment Conditions are being determined during the period on and after the First Amendment Effective Date through the date immediately preceding the 2014 First Quarter Test End Date, the Fixed Charge Coverage Ratio is at least 2.00 to 1.00, or (y) if satisfaction of the Payment Conditions are being determined during the period on and after the 2014 First Quarter Test End Date through the date immediately preceding the 2014 Test End Date, the Fixed Charge Coverage Ratio is at least 2.25 to 1.00, in each case as of the most recently completed period of four fiscal quarters for which financial statements and certificates required by Sections 4.1(a) or 4.1(b), as the case may be, and Section 4.2(b) have been delivered, on a pro forma basis and (B) no Revolving Loans, Letters of Credit or L/C Reimbursement Obligations shall be outstanding.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES

To induce the other parties hereto to enter into this Amendment Agreement, each Credit Party represents and warrants to the Agent and each of the Lenders as of the date hereof that:

SECTION 2.01. Enforceability. This Amendment Agreement has been duly authorized, executed and delivered by each Credit Party party hereto, and, constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 2.02. Authorization; No Conflicts. This Amendment Agreement (a) has been duly authorized by all necessary action of each Credit Party, (b) will not contravene the terms of any of that Credit Party’s Organizational Documents, (c) will not conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation (including the Related Agreements) to which such Credit Party is a party or any order, injunction, writ or decree of any Governmental Authority to which such Credit Party or its Property is subject and (d) will not violate any material Requirement of Law in any material respect.

SECTION 2.03. Governmental Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Amendment Agreement except those obtained or made on or prior to the Closing Date.

SECTION 2.04. Credit Agreement and Loan Document Representations and Warranties. Each of the representations and warranties of any Credit Party contained in the Existing Credit Agreement or the other Loan Documents are true and correct in all material respects (without duplication of any materiality contained therein) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

SECTION 2.05. No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will result from the execution, delivery and effectiveness of this Amendment Agreement and the payment of all related fees, costs and expenses.

ARTICLE III

AMENDMENT AGREEMENT EFFECTIVENESS

This Amendment Agreement shall become effective on the date on which each of the following conditions precedent are satisfied (the date on which all such conditions precedent have been satisfied, the “First Amendment Effective Date”):

SECTION 3.01. Execution of Counterparts. The Agent shall have received duly executed counterparts of this Amendment Agreement which, when taken together, bear the signatures of each Credit Party, the Agent and the Required Lenders.

SECTION 3.02. Representations and Warranties. The representations and warranties made by any Credit Party in or pursuant to this Amendment Agreement, the Existing Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

SECTION 3.03. No Default. No Default or Event of Default has occurred and is continuing on the First Amendment Effective Date or will result from the execution, delivery and effectiveness of this Amendment Agreement and the payment of all related fees, costs and expenses.

SECTION 3.04. Payment of Fees and Expenses. Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document (including the reasonable fees and disbursements of any law firm or other external counsel).

ARTICLE IV

ACKNOWLEDGEMENT AND CONSENT

Each Credit Party hereby acknowledges that it has read this Amendment Agreement and consents to the terms hereof and further hereby affirms, confirms, represents, warrants and agrees that (a) notwithstanding the effectiveness of this Amendment Agreement, the obligations of such Credit Party under each of the Loan Documents to which it is a party shall not be impaired and each of the Loan Documents to which such Credit Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, as amended hereby; (b) after giving effect to this Amendment Agreement, (i) neither the amendment of, or other modifications to, the Existing Credit Agreement (by this Amendment Agreement) nor the execution, delivery, performance or effectiveness of this Amendment Agreement or any other Loan Document shall impair the validity, effectiveness or priority of the Liens granted pursuant to the Collateral Documents (as in effect immediately prior to the date hereof, the “Existing Collateral Documents”) and such Liens shall continue unimpaired with the same priority to secure repayment of all the Obligations (as defined after giving effect hereto), whether heretofore or hereafter incurred and (ii) in the case of any Guarantor, its guarantee, as and to the extent provided in the Guaranty and Security Agreement, shall continue in full force and effect in respect of the Obligations (as defined after giving effect hereto) under the Existing Credit Agreement, this Amendment Agreement and the other Loan Documents; (c) neither the modification of the Existing Credit Agreement (by this Amendment Agreement) nor the execution, delivery, performance or effectiveness of this Amendment Agreement requires any new filings be made or other actions taken to perfect or maintain the perfection of such Liens; and (d) the position of the Lenders with respect to such Liens, the Collateral in which a security interest was granted pursuant to the Existing Collateral Documents, and the ability of the Agent to realize upon such Liens pursuant to the terms of the Existing Collateral Documents have not been adversely affected in any material respect by modification of the Existing Credit Agreement effected pursuant to this Amendment Agreement or by the execution, delivery, performance or effectiveness of this Amendment Agreement.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Effect of Amendment Agreement. On and after the First Amendment Effective Date, unless the context otherwise requires, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import referring to the Existing Credit Agreement and each reference in each other Loan Document to the Existing Credit Agreement or “thereunder”, “thereof”, “therein” or words of similar import referring to the Existing Credit Agreement shall be deemed to be a reference to the Amended Credit Agreement. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 5.02. Counterparts. This Amendment Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment Agreement by facsimile or other customary means of electronic transmission, including by PDF file, shall be as effective as delivery of a manually signed counterpart of this Amendment Agreement.

SECTION 5.04. Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

SECTION 5.05. WAIVER OF JURY TRIAL. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AMENDMENT AGREEMENT. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

SECTION 5.06. Jurisdiction; Consent to Service of Process. (a) Any legal action or proceeding with respect this Amendment Agreement shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Amendment Agreement, each Borrower and each other Credit Party executing this Agreement hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Amendment Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under this Amendment Agreement. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(b) Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Amendment Agreement by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrowers specified in the Existing Credit Agreement (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 5.07. Expenses. The Borrowers agree to pay or reimburse promptly following demand the reasonable out-of-pocket costs and expenses incurred by the Agent in connection with this Amendment Agreement including, without limitation, reasonable fees and disbursements of counsel to the Agent.

SECTION 5.08. Headings. Headings used herein are for convenience of reference only, are not part of this Amendment Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

BORROWERS

RENTECH NITROGEN PARTNERS, L.P.

By:	Rentech Nitrogen GP, LLC
Its:	General Partner

By:	/s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: Chief Financial Officer

RENTECH NITROGEN FINANCE CORPORATION

By:	/s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: Treasurer

SUBSIDIARY GUARANTORS:

RENTECH NITROGEN PASADENA HOLDINGS, LLC

By:	/s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: Vice President & Treasurer

RENTECH NITROGEN, LLC

By:	/s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: Vice President & Treasurer

FIRST AMENDMENT TO CREDIT AGREEMENT

RENTECH NITROGEN PASADENA, LLC

By:	/s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: Vice President & Treasurer

FIRST AMENDMENT TO CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually as Agent

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By:	/s/ Tyler Smith
Name: Tyler Smith
Title: Authorized Signatory

FIRST AMENDMENT TO CREDIT AGREEMENT

“LENDERS”

Credit Suisse AG, Cayman Islands Branch, as a Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By:	/s/ Tyler Smith
Name: Tyler Smith
Title: Authorized Signatory

Royal Bank of Canada, as a Lender

By:	/s/ Kevin Flynn
Name: Kevin Flynn
Title: Vice President

Morgan Stanley Bank, N.A., as a Lender

By:	/s/ John Durland
Name: John Durland
Title: Authorized Signatory

Morgan Stanley Senior Funding, Inc., as a Lender

By:	/s/ John Durland
Name: John Durland
Title: Authorized Signatory

FIRST AMENDMENT TO CREDIT AGREEMENT